UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                   Unregistered Sale of Equity Securities

On April 13, 2012, Trovagene, Inc. (the “Company”) entered into a subscription agreement with certain accredited investors for the sale of 1,300,000 units (the “Units”) of the Company in a private placement (the “Offering”), each unit consisting of one share of common stock and one warrant to purchase one share of common stock (the “Warrant”).  The gross proceeds to the Company from the sale of the Units was  $650,000.  The purchase price paid by the investors was $0.50 per Unit.  The Warrants expire on December 31, 2018 and are exercisable at $0.50 per share. In addition, the Company and the investors entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement registering the shares of common stock in the Units and the shares of common stock underlying the Warrants ninety (90) days after the date that the Company’s common stock is listed on Nasdaq or the NYSE Amex.  In connection with the private placement, the Company paid $18,000 and issued 54,000 units to a selling agent.

The above description of the Warrant is qualified in its entirety by reference to the form of Warrant, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.  The above description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference. In connection with the offer and sale of the securities to the investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01      Financial Statements and Exhibits

(d)         Exhibits.

4.1	Form of Warrant.
4.2	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           April 16, 2012

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer